                                                                   Exhibit 99.1

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In  connection with the Quarterly Report of Legend International Holdings, Inc.
(the "Company") on Form 10-QSB for the period  ending  March 31, 2003  as filed with the Securities and Exchange Commission on  the date hereof (the "Report"),
I, Michael C. Tay, Chief Executive Officer and Chief Financial  Officer of  the
Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the
Sarbanes-Oxley Act of 2002, that:

(1) The  Report  fully complies with the requirements of section 13(a) or 15(d)
of the Securities Exchange Act of 1934; and

(2) The information  contained  in  the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 16, 2003                              /s/ Michael C. Tay
                                                  -----------------------------
                                                  Michael C. Tay
                                                  Chief Executive Officer and
                                                  Chief Financial Officer